================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------

                                    FORM 8-K

                                   ----------


                                 VELOCITA CORP.
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 14, 2002
                ------------------------------------------------
                Date of report (Date of earliest event reported)

                                 VELOCITA CORP.
             (exact name of registrant as specified in its charter)


           DELAWARE                   333-39646               52-2197932
     --------------------         ----------------------   --------------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)





            2941 Fairview Park Dr, Suite 200, Falls Church, VA 22042
        -----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (703) 564-7200
        -----------------------------------------------------------------
              (Registrant's telephone number, including area code)


        -----------------------------------------------------------------
         (Former name or former address, if changed since last report.)

================================================================================

ITEM 5.  OTHER EVENTS.

                  On May 14, 2002, Velocita Corp. (the "Company") announced in a press release (the "Press Release") that it would not make the May 15th interest payment on its senior notes due 2010. The Company also announced that it intends to suspend its obligation to file periodic reports under the Securities Exchange Act of 1934. The Press Release also disclosed that the Company has reached an agreement with a consortium of banks whereby the banks agree to provide an additional waiver and forbear taking any enforcement action as a result of the occurrence and continuance of defaults and events of default in the Company's credit agreement. This forbearance extends through May 31, 2002.

                  A copy of the Company's Press Release has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) and (b)  None.

The following document is furnished as an Exhibit to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

99.1     Press Release, dated May 14, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 VELOCITA CORP.



                                  By:   /s/ W. TERRELL WINGFIELD JR
                                       ------------------------------------
                                        Name:  W. Terrell Wingfield Jr.
                                        Title: Senior Vice President and
                                               General Counsel

Date: May 14, 2002

                                  EXHIBIT INDEX

EXHIBIT NO.               DOCUMENT DESCRIPTION

99.1                      Press Release, dated May 14, 2002.